EXHIBIT 4


                             THE MARCUS CORPORATION

                            1994 Nonemployee Director
                                Stock Option Plan



                 ARTICLE 1.  ESTABLISHMENT, PURPOSE AND DURATION

             1.1 Establishment of the Plan. The Marcus Corporation hereby establishes an incentive compensation plan to be known as "The Marcus Corporation 1994 Nonemployee Director Stock Option Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options to Nonemployee Directors, subject to the terms and pro-visions set forth herein.

             Upon approval by the Board of Directors, subject to the approval and ratification by an affirmative vote of the holders of a majority of the votes of the Company's Common Stock and Class B Common Stock, voting together as a single group, the Plan shall become effective as of the date of such shareholder approval and ratification (the "Effective Date"), and shall remain in effect as provided in Section 1.3 herein.

             1.2 Purpose of the Plan. The purpose of the Plan is to promote the achievement of long-term growth and financial success of the Company by attracting and retaining Nonemployee Directors of outstanding competence and by better allowing the personal financial interests of Nonemployee Directors to those of the Company's shareholders.

             1.3 Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 7 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Option be granted under the Plan on or after the tenth anniversary of the Effective Date.

                             ARTICLE 2.  DEFINITIONS

             Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word or words is capitalized:

             (a) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

             (b) "Board" or "Board or Directors" means the Board of Directors of the Company, and includes any committee of the Board of Directors designated by the Board to administer part or all of the Plan consistent with the terms of the Plan.

             (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

             (d) "Company" means The Marcus Corporation, a Wisconsin corporation, or any successor thereto as provided in
                  Section 8.7 herein.

             (e) "Director" means any individual who is a member of the Board of Directors.

             (f) "Employee" means any full-time or part-time employee of the Company or any of its subsidiaries. For purposes of the Plan, an individual whose only employment relationship with the Company or its subsidiaries is as a Director, shall not be deemed to be an Employee.

             (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

             (h) "Fair Market Value" means the closing sale price for Shares on the relevant date on The New York Stock Exchange (or other exchange or reporting system on which the Shares are then traded or quoted) or if there were no sales on such date the closing sale price on the nearest day before the relevant date on The New York Stock Exchange (or other exchange or reporting system on which the Shares are then traded or quoted), as reported in The Wall Street Journal or a similar publication selected by the Board.

             (i) "Grant" means a grant of Nonqualified Stock Options under the Plan.

             (j) "Nonemployee Director" means any Director who is not otherwise an Employee.

             (k) "Nonqualified Stock Option" means an Option to purchase Shares granted under Article 6 herein.

             (l) "Option" means a Nonqualified Stock Option granted under the Plan.

             (m) "Option Agreement" means an agreement entered into by and between the Company and a Nonemployee Director, setting forth the terms and provisions applicable to a Grant under the Plan.

             (n) "Option Price" means the exercise price at which a Share may be purchased under an Option.

             (o) "Participant" means a Nonemployee Director of the Company who has outstanding a viable Grant under the Plan.

             (p)  "Person" shall have the meaning ascribed to such term in
                  Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in
                  Section 13(d).

             (q) "Shares" means the shares of Common Stock of the Company, par value $1 per share.

                           ARTICLE 3.  ADMINISTRATION

             3.1 The Board of Directors. The Plan shall be administered by the Board of Directors, subject to the restrictions set forth in the Plan.

             3.2 Administration by the Board. The Board shall have the full power, discretion and authority to interpret and administer the Plan in a manner which is consistent with the Plan's provisions. However, in no event shall the Board have the power to determine eligibility to participate in the Plan, or to determine the number, the value, the vesting or exercise period or the timing of Grants to be made under the Plan (all such determinations are automatic pursuant to the provisions of the Plan). Any action taken by the Board with respect to the administration of the Plan which would violate Rule 16b-3(c)(2) under the Exchange Act (or any successor provision) shall be null and void.

             3.3 Decisions Binding. All determinations and decisions made by the Board pursuant to the provisions of the Plan and within its administrative authority hereunder, and all related orders or resolutions of the Board, shall be final, conclusive and binding on all Persons, including the Company, its shareholders, Employees, Participants and their estates and beneficiaries.

                     ARTICLE 4.  SHARES SUBJECT TO THE PLAN

             4.1  Number of Shares.  Subject to adjustment as provided in
   Section 4.3 herein, the total maximum number of Shares which shall be reserved by the Company and made available for Grants under the Plan may not exceed 50,000.

             4.2 Lapsed Awards. If any Share under an Option granted under the Plan terminates, expires or lapses for any reason, such Share again shall become automatically available for issuance pursuant to other Grants under the Plan. However, in the event that prior to the Option's termination, expiration or lapse, the holder of the Options at any time received one or more "benefits of ownership" pursuant to such Options (as defined by the Securities and Exchange Commission, pursuant to any rule or interpretation promulgated under Section 16 of the Exchange Act), the Shares subject to such Options shall not be made available for regrant under the Plan.

             4.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares (excluding cash dividends), the Board may make such adjustments to outstanding Options (including, without limitation, the number of Shares subject to the Options and the Option Price) as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or diminishment of a Grant and to otherwise appropriately adjust the remaining number of Shares reserved and available for Grants under
   Section 4.1 of the Plan; provided, however, that no such adjustment shall be made if the adjustment may cause the Plan to fail to comply with the "formula award" exception, as set forth in Rule 16b-3(c)(2)(ii)(A) under the Exchange Act (or any successor provision).

                    ARTICLE 5.  ELIGIBILITY AND PARTICIPATION

             5.1 Eligibility. Persons eligible to participate in the Plan are limited to Nonemployee Directors.

             5.2 Actual Participation. Each Nonemployee Director during the term of this Plan shall receive a Grant pursuant to the terms and provisions set forth in Article 6 herein.

                     ARTICLE 6.  NONQUALIFIED STOCK OPTIONS

             6.1 Automatic Grants. On the date of initial election or appointment of a non-Employee as a Director during the term of the Plan or, on the Effective Date in the case of each Nonemployee Director who is serving as such on the Effective Date, each such Nonemployee Director shall be automatically granted an Option to purchase 1,000 Shares. Thereafter, on the final day of each fiscal year of the Company during the term of the Plan, each then serving nonemployee Director shall be automatically granted an Option to purchase 500 Shares. The specific terms and provisions of such Grants shall be consistent with the terms of the Plan and incorporated into Option Agreements, executed pursuant to
   Section 6.3 of the Plan.

             6.2 Limitation on Grants. Other than the automatic Grants provided in Section 6.1 herein, no additional Options shall be granted under the Plan.

             6.3 Option Agreements. Each Grant shall be evidenced by an Option Agreement that shall specify the Option Price, the duration of the Option, the number of Shares available for purchase under the Option, and such other provisions as the Board shall determine appropriate, consistent with the terms of the Plan.

             6.4 Option Price. The exercise price per Share available for purchase under an Option shall equal the Fair Market Value of a Share on the date of the Grant.

             6.5 Duration of Options. Each Option shall expire on the tenth anniversary date of its Grant.

             6.6  Exercisability of Shares Subject to Option.  Subject to
   Section 6.7, Participants shall be entitled to exercise Options in whole or in part at any time and from time to time beginning immediately after the Grant and ending on the tenth anniversary date of the Grant. Options granted hereunder shall be immediately 100% vested.

             6.7 Termination of Directorship. If a Participant ceases to be a Nonemployee Director for any reason, including death, disability or retirement, all Options granted to such Participant which remain outstanding shall remain exercisable for six months following the date the Nonemployee Director's service on the Board terminates, or until the respective Options' expiration date, whichever period is shorter.

             6.8 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full either:
   (a) in cash; (b) by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares tendered upon Option exercise to satisfy the Option Price have been held by the Participant for at least six months prior to their tender); or (c) by a combination of (a) and (b). The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

             As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall cause there to be delivered to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased pursuant to the exercise of the Option.

             6.9 Restrictions on Share Transferability. Shares acquired pursuant to the exercise of an Option under the Plan shall be subject to applicable restrictions under applicable federal securities laws, under the requirements of any national securities exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

             6.10 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or to a Participant's beneficiary as allowed hereunder. Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

               ARTICLE 7.  AMENDMENT, MODIFICATION AND TERMINATION

             7.1 Amendment, Modification and Termination. Subject to the terms set forth in this Section 7.1, the Board may terminate, amend or modify the Plan at any time and from time to time; provided, however, that the provisions set forth in the Plan regarding the number of Shares available for Grants hereunder, the Option Price of Options, and the timing of Grants to Nonemployee Directors, may not be amended more than once within any six month period, other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder, as allowed by Rule 16b-3(c)(2)(ii)(B) of the Exchange Act.

             Without the approval of the shareholders of the Company (as may be required by the Code, by the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then listed or reported, or by a regulatory body having jurisdiction with respect hereto) no such termination, amendment, or modification may:

             (a) materially increase the total number of Shares which may be available for Grants under the Plan, except as provided in
                  Section 4.3 herein;

             (b) materially modify the requirements with respect to eligibility to participate in the Plan; or

             (c) materially increase the benefits accruing to Participants under the Plan.

             7.2 Options Outstanding. Unless required by law, no termi-nation, amendment or modification of the Plan shall materially affect in an adverse manner any Options outstanding under the Plan, without the written consent of the Participant holding the outstanding Option.

                            ARTICLE 8.  MISCELLANEOUS

             8.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

             8.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

             8.3 Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the event of his or her death (and/or who may exercise the Participant's Options following his or her death pursuant to the terms of the Plan). Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Board, and will be effective only when filed by the Participant in writing with the Board during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate (and, subject to the terms and provisions of the Plan, any unexercised Options may be exercised by the administrator or executor of the Participant's estate pursuant to the terms of the Plan).

             8.4 No Right of Nomination or Directorship. Nothing in the Plan or any Option Agreement shall be deemed to create any obligation on the part of the Board to appoint or nominate any Director or other Person for election or appointment to the Board or any right of any Person to serve as a Director. Nothing herein or in any Option Agreement shall interfere in any way with the right of the Company, its Board or its shareholders to terminate a Participant's states as a Director at any time consistent with the Company's Articles of Incorporation and Bylaws.

             8.5 Shares Available. The Shares made available pursuant to Grants under the Plan may be either authorized but unissued Shares, or Shares which have been or may be reacquired by the Company, as determined from time to time by the Board.

             8.6 Additional Compensation. Options granted under the Plan shall be in addition to any annual retainer, attendance fees, expense reimbursements or other compensation or benefits payable to each Participant as a result of his or her service on the Board or otherwise.

             8.7 Successors. All obligations of the Company under the Plan, with respect to Grants hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock and/or assets of the Company or its subsidiaries.

             8.8 Requirements of Law. Grants under the Plan shall be subject to all applicable laws rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

             8.9 Governing Law. The Plan and all Option Agreements hereunder shall be construed in accordance with and governed by the internal laws of the State of Wisconsin.